BDM INTERNATIONAL, INC.
					1501 BDM WAY
					McLEAN, VA 22102-3204
					(703) 848-5000

					Direct Dial Number:
					(703) 848-5224

					BDM/MCL-JFM-01164-95


				April 19, 1996

BDM International, Inc.
1501 BDM Way
McLean, Virginia  22102-3204

Re:     BDM International, Inc.
	1996 Employee Stock Purchase Plan
	_________________________________

Dear Sirs:

     I am Corporate Vice President and General Counsel of BDM International, Inc., a Delaware corporation (the "Company"), and have advised you in connection with certain matters associated with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of an aggregate of 1,000,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Plan"). The Common Stock represents authorized and unissued shares and/or treasury shares of the Company's Common Stock.

     I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion.

	On the basis of the foregoing, I am of the opinion that:

	(i) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock;

	(ii) the shares of Common Stock to be issued under the Plan are validly authorized and when issued, delivered and paid for in accordance with the terms of the Plan, the shares of Common Stock so issuable will be validly issued, fully paid and nonassessable.

     No opinion is expressed herein as to the laws of any jurisdiction other than the federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.
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BDM International, Inc.
BDM/MCL-JFM-01164-95
April 19, 1996
Page 2


     The foregoing opinion is delivered to you in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


				Sincerely,

				/s/ John F. McCabe

				John F. McCabe
				Corporate Vice President
				and General Counsel

JFM/scl

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